Exhibit 99.d2

FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This First Amendment is entered into as of October 24, 2016 between Context Advisers II, L.P., a Delaware limited partnership (the “Adviser”), and Context Capital Funds, a Delaware statutory trust (the “Trust”). Capitalized terms used in this First Amendment, but not defined herein, will have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, the Adviser and the Trust are parties to an Investment Advisory Agreement dated as of December 2, 2014 (the “Agreement”); and

WHEREAS, the Agreement inaccurately refers to Part II of Adviser’s Form ADV in Section 18; and

WHEREAS, Adviser’s Form ADV does not have a Part II; and

WHEREAS, the Adviser and the Trust wish to amend the Agreement to delete Section 18. Form ADV in order to correct the inaccuracy in the Agreement.

NOW, THEREFORE, in consideration of the mutual provisions contained herein, the Adviser and the Trust hereby agree to amend the Agreement as follows:

AMENDMENT

1.             Section 18. Form ADV of Agreement is hereby deleted in its entirety and replaced with “Section 18: Reserved.”

2.             Miscellaneous

a.	Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

b.	This First Amendment, and the Agreement, as amended and supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

c.	This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this First Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized representatives.

CONTEXT ADVISERS II, L.P.		CONTEXT CAPITAL FUNDS

By:	/s/ John N. Culbertson	By:	/s/ David Bunstine

Name:	John N. Culbertson	Name:	David Bunstine

Title:	President/CIO	Title:	President